                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2001

                   (in thousands, except per share amounts)
                                  (unaudited)

                     Nine Months Ended September 30, 2001

                                                                                   Weighted
                                                                                    Average        Per
                                                                    Income          Shares        Share
                                                                    ------          ------        -----
Income available to common stockholders                               $4,487        4,758             -

Unearned MRP shares                                                        -         (181)            -
Unearned ESOP shares                                                       -         (486)            -
                                                                   ---------        ------      -------

Basic earnings per share                                               4,487        4,092         $1.10

Effect of dilutive securities:
 Stock options                                                             -           99             -
                                                                  ----------      -------       -------

Diluted earnings per share                                            $4,487        4,191         $1.07
                                                                  ==========      =======       =======


                     Three Months Ended September 30, 2001

                                                                                   Weighted
                                                                                    Average        Per
                                                                    Income          Shares        Share
                                                                    ------          ------        -----
Income available to common stockholders                               $1,464        4,758             -

Unearned MRP shares                                                        -         (181)            -
Unearned ESOP shares                                                       -         (478)            -
                                                                   ---------        -----      --------

Basic earnings per share                                               1,464        4,099         $0.36

Effect of dilutive securities:
 Stock options                                                             -          102             -
                                                                   ---------     ---------     --------

Diluted earnings per share                                            $1,464        4,201         $0.35
                                                                   =========     =========     ========